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                                                                    EXHIBIT 10.2

                    AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

        AMENDMENT, dated as of June 1, 1995 (the "Amendment"), to the Agreement, dated as of May 29, 1987, as amended (the "Agreement"), between Code-Alarm, Inc., a Michigan corporation (the "Company"), and Rand W. Mueller (the Executive");

        WHEREAS, the Company and Executive have heretofore executed and entered into the Agreement pursuant to which the Executive is employed by the Company for the consideration stated therein; and

        WHEREAS, the Company and the Executive desire to amend the Compensation and Benefits section of the Agreement as set forth in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


        1.     Paragraph 3 of the Agreement is amended and restated as follows:

        Commencing on June 1, 1995, and continuing during the Employment Term, Executive shall be paid a salary by the Company not less than $200,000 per annum, payable in monthly installments. During the Employment Term, the Company will provide Executive with the perquisites comparable to those which have been provided to him heretofore as an employee of the Company. Executive shall be entitled to participate in those of the Company's benefit plans for which he is eligible. During the Employment Term, the Company will pay Executive an annual incentive bonus, in addition to his salary, equal to six
(6) percent of the first one million $1,000,000 dollars of Operating Income (pre-bonus and pre-interest and pre-taxes), and five (5) percent on every dollar of Operating Income thereafter, as shown by the audited financial statements sent to the shareholders of the Company, payable within sixty (61) days after the end of the calendar year; provided, however, that the Board of Directors of the Company may allow Executive, not more often than quarterly, to draw up to seventy (70) percent of the Executive's projected bonus based upon the year-to-date results of operations of the Company.

        2. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

        3. In all respects not inconsistent with the terms and provisions of this Amendment, the Agreement is hereby ratified, adopted, and approved and confirmed.

        4. All other terms of the original and amended Employment Agreement shall remain unchanged.



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IN WITNESS WHEREOF, the parties thereto have caused this Amendment to be duly executed and delivered, all as of the date and year first above written.


                                      CODE-ALARM, INC.,



                                  By: /s/ Robert Wagner   5/16/95
                                     ------------------------------
                                      Robert Wagner
                                      Vice President of Finance,
                                      Secretary and Treasurer



                                       /s/ Rand Mueller
                                     ------------------------------
                                       Rand Mueller